Exhibit 1

Announcement  |  Lisbon  |  25 February 2015

Material facts disclosed by Oi

Portugal Telecom, SGPS S.A. hereby informs on the Material facts disclosed by Oi, S.A. related to the notices to Bondholders, according to the company’s announcements attached hereto.

Portugal Telecom, SGPS SA Avenida Fontes Pereira de Melo, 40 1069-300 Lisboa Portugal	Public company Share capital Euro 26,895,375 Registered in the Commercial Registry Office of Lisbon and Corporation no. 503 215 058	Portugal Telecom is listed on the Euronext and New York Stock Exchange. Information may be accessed on the Reuters under the symbols PTC.LS and PT and on Bloomberg under the symbol PTC PL.	Luis Sousa de Macedo Investor Relations Director pt-ir@telecom.pt Tel.: +351 21 500 1701 Fax: +351 21 500 0800

www.ptsgps.pt

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.3.0029520-8

Publicly-Held Company

NOTICE TO DEBENTURE HOLDERS

2nd Series of the 5th Issuance of Debentures

Oi S.A. (the “Company”), following the Material Fact disclosed on February 12, 2015, announces to the Debenture Holders of the 2nd Series of the 5th Issuance of the Company’s Simple, Non-Convertible, Unsecured Debentures, for Public Distribution of Debentures (Cetip Code: TNLE25) that, on this date, it shall proceed with waiver fee payments in the total aggregate amount of R$ 3,520,879.61, or R$ 143.107735 per debenture of the 2nd Series (Cetip Code: TNLE25), as approved in the General Meeting of Debenture Holders held on February 12, 2015.

Rio de Janeiro, February 25, 2015.

Oi S.A.

Bayard De Paoli Gontijo

Chief Executive and Financial Officer and Investor Relations Officer

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.3.0029520-8

Publicly-Held Company

NOTICE TO DEBENTURE HOLDERS

1st and 2nd Series of the 9th Issuance of Debentures

Oi S.A. (the “Company”), following the Material Fact disclosed on February 12, 2015,  announces to the Debenture Holders of the 1st and the 2nd Series of the 9th Issuance of the Company’s Simple, Non-Convertible, Unsecured Debentures, for Public Distribution of Debentures (Oi BR-D91 and Oi BR-D92) that, on this date, it shall proceed with waiver fee payments in the total aggregate amount of R$ 4,215,149.80 or R$ 105.378745 per debenture of the 1st Series (Oi BR-D91), and in the total aggregate amount of R$ 20,319,657.90, or R$ 126.997862 per debenture of the 2nd Series (Oi BR-D92), as approved in the General Meeting of Debenture Holders held on February 12, 2015.

Rio de Janeiro, February 25, 2015.

Oi S.A.

Bayard De Paoli Gontijo

Chief Executive and Financial Officer and Investor Relations Officer